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EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

        North County Bank and Trust - 100% owned
        Incorporated as a Michigan Banking Corporation
        130 South Cedar Street
        Manistique, MI 49854

        First Manistique Agency - 100% owned
        Incorporated as a Michigan Corporation
        130 South Cedar Street
        Manistique, MI 49854

        First Northern Services Company - 100%
        Incorporated as a Michigan Corporation
        130 South Cedar Street
        Manistique, MI 49854

        First Rural Relending Company
        Incorporated as a Michigan Corporation
        130 South Cedar Street
        Manistique, MI 49854